Investors May Contact:
Ryan Marsh
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Reporters May Contact:
Melissa Corey
Public Relations & Communications Manager
(770) 418-8231
mcorey@asburyauto.com

Asbury Automotive Group, Inc. Announces Appointment of
Keith R. Style as Chief Financial Officer
DULUTH, GA, December 10, 2013 - Asbury Automotive Group, Inc. (NYSE: ABG) (“Asbury” or the “Company”), one of the largest automotive retail and service companies in the U.S., today announced, as part of its long-term executive succession planning process, that Senior Vice President and Chief Financial Officer Scott Krenz will retire from the position of Chief Financial Officer, effective December 31, 2013. Current Vice President of Finance Keith Style has been appointed to succeed Scott Krenz as Chief Financial Officer effective January 1, 2014.
Craig T. Monaghan, Asbury’s President and Chief Executive Officer, said “We thank Scott for his valuable service to Asbury. He has been instrumental in Asbury’s delivery of significant value to our shareholders during his tenure, and we are pleased that he has agreed to remain with the Company for a transitional period.” Krenz stated, “I want to thank Craig and the Board for the opportunity to work with a great team. As I retire to pursue some long-delayed personal goals, I am confident the Company has the right team in place to drive its continued success.”
Keith Style joined the Company in October 2003, and has held several positions during his time with Asbury, having served as Vice President of Finance since November 2008 during which time he has been overseeing the Company’s operational financial functions, management reporting and process improvement initiatives. Prior to his appointment as Vice President of Finance, he served as the Company’s Vice President of Investor Relations, Director of Budgeting & Forecasting, and Assistant Controller. He holds a B.A. in Economics and Business from Lafayette College and began his career in public accounting.

Monaghan continued, “We are excited for Keith to transition into this new role with Asbury. He is an industry veteran with tremendous breadth and depth of knowledge of Asbury, and I look forward to his continued contributions as a member of our senior management team.”
About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 79 retail auto stores, encompassing 100 franchises for the sale and servicing of 29 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its restructuring program and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.